                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by
     Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                 Smith Barney Shearson Telecommunications Trust
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

STATEMENT MESSAGE

Smith Barney Telecommunications Income Fund

The Board of Trustees of Smith Barney Telecommunications Trust has approved, subject to shareholder approval, a Plan of Liquidation (the "Plan") for the Telecommunications Income Fund (the "Fund") whereby all of the Fund's assets will be liquidated, and the Fund will subsequently be dissolved. The liquidation of the Fund is subject to the completion of certain conditions, including the approval of the Plan by the Fund's shareholders. If approved, it is anticipated that the Fund will be liquidated on or about March 12, 2004.

Shareholders of record as of January 5, 2004, will be solicited for their vote by Alamo Direct, a proxy vendor contracted by Citigroup Asset Management (CAM). The solicitation period will begin on or about January 12, 2004, and run through the date of the shareholder meeting, February 26, 2004. Outbound calls by the proxy vendor will begin soon after the mail date to urge shareholders to vote their shares.

If you have any questions, please contact your Smith Barney Financial Professional or Smith Barney Shareholder Services at (800) 451-2010.